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Exhibit 99.2

Risk Factors Relating to Our Business

We operate in a highly competitive business environment which could materially adversely affect our business, financial condition, results of operations and liquidity.

        We operate in a highly competitive, consumer-driven industry and we compete against a variety of broadband, pay television and telephony providers and delivery systems, including broadband communications companies, wireless data and telephony providers, satellite-delivered video signals, Internet-delivered video content and broadcast television signals available to residential and business customers in our service areas. Some of our competitors include AT&T and its DirecTV subsidiary, CenturyLink, DISH Network, Frontier and Verizon. In addition, our pay television services compete with all other sources of leisure, news, information and entertainment, including movies, sporting or other live events, radio broadcasts, home-video services, console games, print media and the Internet.

        In some instances, our competitors have fewer regulatory burdens, easier access to financing, greater resources, greater operating capabilities and efficiencies of scale, stronger brand-name recognition, longstanding relationships with regulatory authorities and customers, more subscribers, more flexibility to offer promotional packages at prices lower than ours and greater access to programming or other services. This competition creates pressure on our pricing and has adversely affected, and may continue to affect, our ability to add and retain customers, which in turn adversely affects our business, financial condition and results of operations. The effects of competition may also adversely affect our liquidity and ability to service our debt. For example, we face intense competition from Verizon, which has constructed FTTH network infrastructure that passes a significant number of households in our New York metropolitan service area. We estimate that Verizon is currently able to sell a fiber-based triple play, including broadband, pay television and telephony services, to at least half of the households in our New York metropolitan service area and may expand these and other service offerings to more customers in the future. Any estimate of Verizon's build-out and sales activity in our New York metropolitan service area is difficult to assess because it is based on visual inspections and other limited estimating techniques and therefore serves only as an approximation.

        Our competitive risks are heightened by the rapid technological change inherent in our business, evolving consumer preferences and the need to acquire, develop and adopt new technology to differentiate our products and services from those of our competitors, and to meet consumer demand. We may need to anticipate far in advance which technology we should use for the development of new products and services or the enhancement of existing products and services. The failure to accurately anticipate such changes may adversely affect our ability to attract and retain customers, which in turn could adversely affect our business, financial condition and results of operations. Consolidation and cooperation in our industry may allow our competitors to acquire service capabilities or offer products that are not available to us or offer similar products and services at prices lower than ours. For example, Comcast and Charter Communications have agreed to jointly explore operational efficiencies to speed their respective entries into the wireless market, including in the areas of creating common operating platforms and emerging wireless technology platforms. In addition, changes in the regulatory and legislative environments may result in changes to the competitive landscape.

        In addition, certain of our competitors own directly or are affiliated with companies that own programming content or have exclusive arrangements with content providers that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers. For example, DirecTV has exclusive arrangements with the National Football League that give it access to programming we cannot offer. AT&T also has an agreement to acquire Time Warner, which owns a number of cable networks, including TBS, CNN and HBO, as well as Warner Bros. Entertainment, which produces television, film and home-video content. AT&T's and DirecTV's potential access to Time Warner programming could allow AT&T and DirecTV to offer competitive and promotional packages that could negatively affect our ability to maintain or increase our existing customers and revenues. DBS operators such as DISH Network and DirecTV also have marketing arrangements with certain phone companies in which the DBS provider's pay television services are sold together with the phone company's broadband and mobile and traditional phone services.

        Another source of competition for our pay television services is the delivery of video content over the Internet directly to subscribers, some of which is offered without charging a fee for access to the content. This competition comes from a number of different sources, including companies that deliver movies, television shows and other video programming over broadband Internet connections, such as Netflix, Hulu, iTunes, YouTube, Amazon Prime, Sling TV, Playstation Vue, DirecTV Now and Go90. It is possible that additional competitors will enter the market and begin providing video content over the Internet directly to subscribers. Increasingly, content owners, such as HBO and CBS, are selling their programming directly to consumers over the Internet without requiring a pay-television subscription. The availability of these services has and will continue to adversely affect customer demand for our pay television services, including premium and on-demand services. Further, due to consumer electronics innovations, consumers are able to watch such Internet-delivered content on television sets and mobile devices, such as smartphones and tablets. Internet access services are also offered by providers of wireless services, including traditional cellular phone carriers and others focused solely on wireless data services. All wireless carriers have started to offer unlimited data plans, which could, in some cases, become a substitute for the fixed broadband services we provide. The Federal Communications Commission ("FCC") is likely to continue to make additional radio spectrum available for these wireless Internet access services.

        Our pay television services also face competition from broadcast television stations, entities that make digital video recorded movies and programs available for home rental or sale, SMATV systems, which generally serve large MDUs under an agreement with the landlord and service providers and open video system operators. Private cable systems can offer improved reception of local television stations and many of the same satellite-delivered program services that are offered by cable systems. SMATV systems currently benefit from operating advantages not available to franchised cable systems, including fewer regulatory burdens. Cable television has also long competed with broadcast television, which consists of television signals that the viewer is able to receive without charge using an "off-air" antenna. The extent of such competition is dependent upon the quality and quantity of broadcast signals available through "off-air" reception, compared to the services provided by the local cable system. The use of radio spectrum now provides traditional broadcasters with the ability to deliver HD television pictures and multiple digital-quality program streams. There can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future and render our video service offering less profitable or even obsolete.

        Most broadband communications companies, which already have wired networks, an existing customer base and other operational functions in place (such as billing and service personnel), offer DSL services. We believe DSL service competes with our broadband service and is often offered at prices lower than our Internet services. However, DSL is often offered at speeds lower than the speeds we offer. In addition, DSL providers may currently be in a better position to offer Internet services to businesses since their networks tend to be more complete in commercial areas. They may also increasingly have the ability to combine video services with telephone and Internet services offered to their customers, particularly as broadband communications companies enter into co-marketing agreements with other service providers. In addition, current and future fixed and wireless Internet services, such as 3G, 4G and 5G fixed and wireless broadband services and Wi-Fi networks, and devices such as wireless data cards, tablets and smartphones, and mobile wireless routers that connect to such devices, may compete with our broadband services.

        Our telephony services compete directly with established broadband communications companies and other carriers, including wireless providers, as increasing numbers of homes are replacing their traditional telephone service with wireless telephone service. We also compete against VoIP providers like Vonage, Skype, GoogleTalk, Facetime, WhatsApp and magicJack that do not own networks but can provide service to any person with a broadband connection, in some cases free of charge. In addition, we compete against ILECs, other CLECs and long-distance voice-service companies for large commercial and enterprise customers. While we compete with the ILECs, we also enter into interconnection agreements with ILECs so that our customers can make and receive calls to and from customers served by the ILECs and other telecommunications providers. Federal and state law and regulations require ILECs to enter into such agreements and provide facilities and services necessary for connection, at prices subject to regulation. The specific price, terms and conditions of each agreement, however, depend on the outcome of negotiations between us and each ILEC. Interconnection agreements are also subject to approval by the state regulatory commissions, which may arbitrate negotiation impasses. We have entered into interconnection agreements with Verizon for New York, New Jersey and portions of Connecticut, and with Frontier for portions of Connecticut, which have been approved by the respective state commissions. We have also entered into interconnection agreements with other ILECs in New York and New Jersey. These agreements, like all interconnection agreements, are for limited terms and upon expiration are subject to renegotiation, potential arbitration and approval under the laws in effect at that time.

        We also face competition for our advertising sales from traditional and non-traditional media outlets, including television and radio stations, traditional print media and the Internet.

We face significant risks as a result of rapid changes in technology, consumer expectations and behavior.

        The broadband communications industry has undergone significant technological development over time and these changes continue to affect our business, financial condition and results of operations. Such changes have had, and will continue to have, a profound impact on consumer expectations and behavior. Our video business faces technological change risks as a result of the continuing development of new and changing methods for delivery of programming content such as Internet-based delivery of movies, shows and other content which can be viewed on televisions, wireless devices and other developing mobile devices. Consumers' video consumption patterns are also evolving, for example, with more content being downloaded for time-shifted consumption. A proliferation of delivery systems for video content can adversely affect our ability to attract and retain subscribers and the demand for our services and it can also decrease advertising demand on our delivery systems. Our broadband business faces technological challenges from rapidly evolving wireless Internet solutions. Our telephony service offerings face technological developments in the proliferation of telephony delivery systems including those based on Internet and wireless delivery. If we do not develop or acquire and successfully implement new technologies, we will limit our ability to compete effectively for subscribers, content and advertising. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect from the introduction of our home communications hub, Altice One, or that it will be rolled out across our footprint in the timeframe we anticipate. In addition, we may be required to make material capital and other investments to anticipate and to keep up with technological change. These challenges could adversely affect our business, financial condition and results of operations.

        In the fourth quarter of 2017, we entered into a multi-year strategic agreement with Sprint pursuant to which we will utilize Sprint's network to provide mobile voice and data services to our customers throughout the nation, and our broadband network will be utilized to accelerate the densification of Sprint's network. We believe this additional product offering will enable us to deliver greater value and more benefits to our customers, including by offering "quad play" offerings that bundle broadband, pay television, telephony and mobile voice and data services to our customers. Some of our competitors already offer, or have announced plans to offer, their own "quad-play" offerings that bundle broadband, pay television, telephony and mobile voice and data services. If our customers do not view our quad play offers as competitive with those offered by our competitors, we could experience increased customer churn. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect from the introduction of our mobile voice and data services, or that they will be rolled out in the timeframe we anticipate. In addition, we may be required to make material capital and other investments to anticipate and to keep up with technological change. These challenges could adversely affect our business, financial condition and results of operations.

Programming and retransmission costs are increasing and we may not have the ability to pass these increases on to our subscribers. Disputes with programmers and the inability to retain or obtain popular programming can adversely affect our relationship with subscribers and lead to subscriber losses.

        Programming costs are one of our largest categories of expenses. In recent years, the cost of programming in the cable and satellite video industries has increased significantly and is expected to continue to increase, particularly with respect to costs for sports programming and broadcast networks. We may not be able to pass programming cost increases on to our subscribers due to the increasingly competitive environment. If we are unable to pass these increased programming costs on to our subscribers, our results of operations would be adversely affected. Moreover, programming costs are related directly to the number of subscribers to whom the programming is provided. Our smaller subscriber base relative to our competitors may limit our ability to negotiate lower per-subscriber programming costs, which could result in reduced operating margins relative to our competitors with a larger subscriber base.

        The expiration dates of our various programming contracts are staggered, which results in the expiration of a portion of our programming contracts throughout each year. We attempt to control our programming costs and, therefore, the cost of our video services to our customers, by negotiating favorable terms for the renewal of our affiliation agreements with programmers. On certain occasions in the past, such negotiations have led to disputes with programmers that have resulted in temporary periods during which we did not carry or decided to stop carrying a particular broadcast network or programming service or services. Additionally, in our Suddenlink segment, we were unable to reach agreement with Viacom on acceptable economic terms for a long-term contract renewal and, effective October 1, 2014, all Viacom networks were removed from our channel lineups in our Suddenlink footprint. We and Viacom did not reach a new agreement to include certain Viacom networks in the Suddenlink channel lineup until May 2017. To the extent we are unable to reach agreement with certain programmers on terms we believe are reasonable, we may be forced to, or determine for strategic or business reasons to, remove certain programming channels from our line-up and may decide to replace such programming channels with other programming channels, which may not be available on acceptable terms or be as attractive to customers. Such disputes, or the removal or replacement of programming, may inconvenience some of our subscribers and can lead to customer dissatisfaction and, in certain cases, the loss of customers, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. There can be no assurance that our existing programming contracts will be renewed on favorable or comparable terms, or at all, or that the rights we negotiate will be adequate for us to execute our business strategy.

        We may also be subject to increasing financial and other demands by broadcast stations. Federal law allows commercial television broadcast stations to make an election between "must-carry" rights and an alternative "retransmission consent" regime. Local stations that elect "must-carry" are entitled to mandatory carriage on our systems, but at no fee. When a station opts for retransmission consent, cable operators negotiate for the right to carry the station's signal, which typically requires payment of a per-subscriber fee. Our retransmission agreements with stations expire from time to time. Upon expiration of these agreements, we may carry some stations under short-term arrangements while we attempt to negotiate new long-term retransmission agreements. In connection with any negotiation of new retransmission agreements, we may become subject to increased or additional costs, which we may not be able to pass on to our customers. To the extent that we cannot pass on such increased or additional costs to customers or offset such increased or additional costs through the sale of additional services, our business, financial condition, results of operations and liquidity could be materially adversely affected. In addition, in the event contract negotiations with stations are unsuccessful, we could be required, or determine for strategic or business reasons, to cease carrying such stations' signals, possibly for an indefinite period. Any loss of stations could make our video service less attractive to our customers, which could result in a loss of customers, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. There can be no assurance that any expiring retransmission agreements will be renewed on favorable or comparable terms, or at all.

We may not be able to successfully implement our growth strategy.

        Our future growth, profitability and results of operations depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to continue to:

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  simplify and optimize our organization;

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  reinvest in infrastructure and content;

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  invest in sales, marketing and innovation;

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  enhance the customer experience;

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  drive revenue and cash flow growth; and

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  opportunistically grow through value-accretive acquisitions.

        There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Furthermore, achieving these objectives will require investments which may result in short-term costs without generating any current revenues and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations. In addition, if we are unable to continue improving our operational performance and customer experience we may face a decrease in new subscribers and an increase in subscriber churn, which could have a material adverse effect on our business, financial condition and results of operations. In particular, there can be no assurance that we will be able to successfully implement our plan to build a FTTH network within the anticipated five-year timeline or at all or within the cost parameters we currently expect. Similarly, we may not be successful in deploying Altice One or the mobile voice and data services we intend to offer under our agreement with Sprint on our current timeline or realize, in full or in part, the anticipated benefits we expect from the introduction thereof, and we may face technological or other challenges in pursuing these or other initiatives.

The financial markets are subject to volatility and disruptions, which have in the past, and may in the future, adversely affect our business, including by affecting the cost of new capital and our ability to fund acquisitions or other strategic transactions.

        The capital markets experience volatility and disruption. At times, the markets have exerted extreme downward pressure on stock prices and upward pressure on the cost of new debt, which has severely restricted credit availability for many companies.

        Historical market disruptions have typically been accompanied by a broader economic downturn, which has historically led to lower demand for our products, such as video services, as well as lower levels of television advertising, and increased incidence of customers' inability to pay for the services we provide. A recurrence of these conditions may further adversely impact our business, financial condition and results of operations.

        We rely on the capital markets, particularly for offerings of debt securities and borrowings under syndicated facilities, to meet our financial commitments and liquidity needs and to fund acquisitions or other strategic transactions. Disruptions or volatility in the capital markets could also adversely affect our ability to refinance on satisfactory terms, or at all, our scheduled debt maturities and could adversely affect our ability to draw on our revolving credit facilities.

        Disruptions in the capital markets as well as the broader global financial market can also result in higher interest rates on publicly issued debt securities and increased costs under credit facilities. Such disruptions could increase our interest expense, adversely affecting our business, financial position and results of operations.

        Our access to funds under our revolving credit facilities is dependent on the ability of the financial institutions that are parties to those facilities to meet their funding commitments. Those financial institutions may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests within a short period of time. Moreover, the obligations of the financial institutions under our revolving credit facilities are several and not joint and, as a result, a funding default by one or more institutions does not need to be made up by the others.

        Longer term, volatility and disruptions in the capital markets and the broader global financial market as a result of uncertainty, changing or increased regulation of financial institutions, reduced alternatives or failures of significant financial institutions could adversely affect our access to the liquidity needed for our businesses. Such disruptions could require us to take measures to conserve cash or impede or delay potential acquisitions, strategic transactions and refinancing transactions until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged.

We are highly leveraged and have substantial indebtedness, which reduces our capability to withstand adverse developments or business conditions.

        We have incurred substantial amounts of indebtedness to finance the Acquisitions, our operations, upgrades to our cable plant and acquisitions of other cable systems, sources of programming and other businesses. We have also incurred substantial indebtedness in order to offer new or upgraded services to our current and potential customers. At September 30, 2017, our total aggregate indebtedness was approximately $22.6 billion. Because we are highly leveraged, our payments on our indebtedness are significant in relation to our revenues and cash flow, which exposes us to significant risk in the event of downturns in our businesses (whether through competitive pressures or otherwise), our industry or the economy generally, since our cash flows would decrease, but our required payments under our indebtedness would not.

        Economic downturns may impact our ability to comply with the covenants and restrictions in our indentures, credit facilities and agreements governing our other indebtedness and may impact our ability to pay or refinance our indebtedness as it comes due. If we do not repay or refinance our debt obligations when they become due and do not otherwise comply with the covenants and restrictions in our indentures, credit facilities and agreements governing our other indebtedness, we would be in default under those agreements and the underlying debt could be declared immediately due and payable. In addition, any default under any of our indentures, credit facilities or agreements governing our other indebtedness could lead to an acceleration of debt under any other debt instruments or agreements that contain cross-acceleration or cross-default provisions. If the indebtedness incurred under our indentures, credit facilities and agreements governing our other indebtedness were accelerated, we would not have sufficient cash to repay amounts due thereunder. To avoid a default, we could be required to defer capital expenditures, sell assets, seek strategic investments from third parties or otherwise reduce or eliminate discretionary uses of cash. However, if such measures were to become necessary, there can be no assurance that we would be able to sell sufficient assets or raise strategic investment capital sufficient to meet our scheduled debt maturities as they come due. In addition, any significant reduction in necessary capital expenditures could adversely affect our ability to retain our existing customer base and obtain new customers, which would adversely affect our business, financial position and results of operations.

        Our overall leverage and the terms of our financing arrangements could also:

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  make it more difficult for us to satisfy obligations under our outstanding indebtedness;

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  limit our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions;

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  limit our ability to refinance our indebtedness on terms acceptable to us or at all;

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  limit our ability to adapt to changing market conditions;

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  restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

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  require us to dedicate a significant portion of our cash flow from operations to paying the principal of and interest on our indebtedness, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the broadband communications industry generally; and

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  place us at a competitive disadvantage compared with competitors that have a less significant debt burden.

        In addition, a substantial portion of our indebtedness bears interest at variable rates. If market interest rates increase, our variable-rate debt will have higher debt service requirements, which could adversely affect our cash flows and financial condition. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk." Although we have historically entered into, and may in the future enter into, hedging arrangements to limit our exposure to an increase in interest rates, such arrangements may not offer complete protection from this risk.

If we incur additional indebtedness, such indebtedness could further exacerbate the risks associated with our substantial indebtedness.

        If we incur additional indebtedness, including to fund the Pre-Distribution Dividend, such indebtedness will be added to our current debt levels and the related risks we currently face could be magnified. Any decrease in our revenues or an increase in operating costs (and corresponding reduction in our cash flows) would also adversely affect our ability to pay our indebtedness as it comes due.

We have in past periods incurred substantial losses from continuing operations, and we may do so in the future, which may reduce our ability to raise needed capital.

        We have in the past incurred substantial losses from continuing operations and we may do so in the future. Significant losses from continuing operations could limit our ability to raise any needed financing, or to do so on favorable terms, as such losses could be taken into account by potential investors, lenders and the organizations that issue investment ratings on our indebtedness.

A lowering or withdrawal of the ratings assigned to our subsidiaries' debt securities and credit facilities by ratings agencies may further increase our future borrowing costs and reduce our access to capital.

        Credit rating agencies continually revise their ratings for companies they follow. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In addition, developments in our business and operations or the amount of indebtedness could lead to a ratings downgrade on our or our subsidiaries' indebtedness. The debt ratings for our subsidiaries' debt securities and credit facilities are currently below the "investment grade" category, which results in higher borrowing costs as well as a reduced pool of potential investors of that debt as some investors will not purchase debt securities or become lenders under credit facilities that are not rated in an investment grade rating category. In addition, there can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Any such fluctuation in the rating of us or our subsidiaries may impact our ability to access debt markets in the future or increase our cost of future debt which could have a material adverse effect on our business, financial condition and results of operations, which in return may adversely affect the market price of shares of our Class A common stock or Class B common stock.

Our subsidiaries' ability to meet obligations under their indebtedness may be restricted by limitations on our other subsidiaries' ability to send funds.

        Our subsidiaries that have incurred indebtedness under indentures and credit facilities are primarily holding companies whose ability to pay interest and principal on such indebtedness is wholly or partially dependent upon the operations of their respective subsidiaries and the distributions or other payments of cash, in the form of distributions, loans or advances, those other subsidiaries deliver to our indebted subsidiaries. Our subsidiaries are separate and distinct legal entities and, unless any such subsidiaries has guaranteed the underlying indebtedness, have no obligation, contingent or otherwise, to pay any amounts due on our indebted subsidiaries' indebtedness or to make any funds available to our indebted subsidiaries to do so. These subsidiaries may not generate enough cash to make such funds available to our indebted subsidiaries and in certain circumstances legal and contractual restrictions may also limit their ability to do so. Also, our subsidiaries' creditors, including trade creditors, in the event of a liquidation or reorganization of any subsidiary, would be entitled to a claim on the assets of such subsidiaries, including any assets transferred to those subsidiaries, prior to any of our claims as a stockholder and those creditors are likely to be paid in full before any distribution is made to us. To the extent that we are a creditor of a subsidiary, our claims could be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us.

        In addition, our Optimum and Suddenlink businesses are each currently financed on a standalone basis and constitute separate financing groups, which are subject to covenants that restrict the use of their respective cash flows outside their respective restricted groups. Consequently, cash flows from operations of Optimum and its subsidiaries may not be able to be applied to meet the obligations or other expenses of Suddenlink and its subsidiaries and cash flows from operations of Suddenlink may not be able to be applied to meet the obligations or other expenses of Optimum and its subsidiaries, except to the extent that the relevant restricted group is able to pay a dividend under the agreements governing their respective indebtedness.

Our ability to incur additional indebtedness and use our funds is limited by significant restrictive covenants in financing agreements.

        The indentures, credit facilities and agreements governing the indebtedness of our subsidiaries contain various negative covenants that restrict our subsidiaries' (and their respective subsidiaries') ability to, among other things:

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  incur additional indebtedness and guarantee indebtedness;

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  pay dividends or make other distributions, or repurchase or redeem capital stock;

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  prepay, redeem or repurchase subordinated debt or equity;

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  issue certain preferred stock;

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  make loans and investments;

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  sell assets;

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  incur liens;

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  enter into transactions with affiliates;

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  create or permit any encumbrances or restrictions on the ability of their respective subsidiaries to pay dividends or make other distributions, make loans or advances or transfer assets, in each case to such subsidiary, or its other restricted subsidiaries; and

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  consolidate, merge or sell all or substantially all of their assets.

        We are also subject to certain affirmative covenants under our subsidiaries' revolving credit facilities, which, among other things, require the relevant Optimum and Suddenlink subsidiaries to each maintain a specified financial ratio if there are any outstanding utilizations. Our ability to meet these financial ratios may be affected by events beyond our control and, as a result, we cannot assure our stockholders that we will be able to meet these ratios.

        Violation of these covenants could result in a default that would permit the relevant creditors to require the immediate repayment of the borrowings thereunder, which could result in a default under other debt instruments and agreements that contain cross-default provisions and, in the case of revolving credit facilities, permit the relevant lenders to restrict the relevant borrower's ability to borrow undrawn funds under such revolving credit facilities. A default under any of the agreements governing our indebtedness could materially adversely affect our growth, financial condition and results of operations.

        As a result, we may be:

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  limited in how we conduct our business;

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  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

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  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions could have a material adverse effect on our ability to grow in accordance with our strategy and on the value of our debt and equity securities. In addition, our financial results, substantial indebtedness and credit ratings could materially adversely affect the availability and terms of our financing.

We will need to raise significant amounts of funding over the next several years to fund capital expenditures, repay existing obligations and meet other obligations and the failure to do so successfully could adversely affect our business. We may also engage in extraordinary transactions that involve the incurrence of large amounts of indebtedness.

        Our business is capital intensive. Operating and maintaining our cable systems requires significant amounts of cash payments to third parties. Capital expenditures were $625.5 million in 2016 and $763.3 million for the nine months ended September 30, 2017, and primarily included payments for customer premise equipment, network infrastructure, support and other costs.

        We have commenced a five-year plan to build a FTTH network, which will enable us to deliver more than 10 Gbps broadband speeds across our entire Optimum footprint and part of our Suddenlink footprint. We also introduced Altice One during the fourth quarter of 2017, which is our most advanced home communications hub, and expect to roll it out across our footprint in the coming months. Also in the fourth quarter of 2017, we entered into a multi-year strategic agreement pursuant to which we will utilize Sprint's network to provide mobile voice and data services to our customers throughout the nation, and our broadband network will be utilized to accelerate the densification of Sprint's network. We may not be able to execute these initiatives within the anticipated timelines and we may incur greater than anticipated costs and capital expenditures in connection therewith, fail to realize anticipated benefits, experience business disruptions or encounter other challenges to executing either as planned. The failure to realize the anticipated benefits of these initiatives could have a material adverse effect on our business, financial condition and results of operations.

        We expect these capital expenditures to continue to be significant as we further enhance our service offerings. We may have substantial future capital commitments in the form of long-term contracts that require substantial payments over a period of time. We may not be able to generate sufficient cash internally to fund anticipated capital expenditures, meet these obligations and repay our indebtedness at maturity. Accordingly, we may have to do one or more of the following:

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  refinance existing obligations to extend maturities;

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  raise additional capital, through debt or equity issuances or both;

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  cancel or scale back current and future spending programs; or

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  sell assets or interests in one or more of our businesses.

        However, we may not be able to refinance existing obligations or raise any required additional capital or to do so on favorable terms. Borrowing costs related to future capital raising activities may be significantly higher than our current borrowing costs and we may not be able to raise additional capital on favorable terms, or at all, if financial markets experience volatility. If we are unable to pursue our current and future spending programs, we may be forced to cancel or scale back those programs. Our choice of which spending programs to cancel or reduce may be limited. Failure to successfully pursue our capital expenditure and other spending plans could materially and adversely affect our ability to compete effectively. It is possible that in the future we may also engage in extraordinary transactions and such transactions could result in the incurrence of substantial additional indebtedness.

We rely on network and information systems for our operations and a disruption or failure of, or defects in, those systems may disrupt our operations, damage our reputation with customers and adversely affect our results of operations.

        Network and information systems are essential to our ability to deliver our services to our customers. While we have in place multiple security systems designed to protect against intentional or unintentional disruption, failure, misappropriation or corruption of our network and information systems, there can be no assurance that our efforts to protect our network and information systems will prevent any of the problems identified above. A problem of this type might be caused by events such as computer hacking, computer viruses, worms and other destructive or disruptive software, "cyber-attacks" and other malicious activity, defects in the hardware and software comprising our network and information systems, as well as natural disasters, power outages, terrorist attacks and similar events. Such events could have an adverse impact on us and our customers, including degradation of service, service disruption, excessive call volume to call centers and damage to our plant, equipment and data. Operational or business delays may result from the disruption of network or information systems and the subsequent remediation activities. Moreover, these events may create negative publicity resulting in reputation or brand damage with customers and our results of operations could suffer.

        We also use certain vendors to supply some of the hardware, software and support of our network, some of which have been customized or altered to fit our business needs. Certain of these vendors and suppliers may have leverage over us considering that there are limited suppliers of certain products and services, or that there is a long lead time and/or significant expense required to transition to another provider. In addition, some of these vendors and suppliers do not have a long operating history or may not be able to continue to supply the equipment and services we desire. Some of our hardware, software and operational support vendors and some of our service providers represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. In addition, because of the pace at which technological innovations occur in our industry, we may not be able to obtain access to the latest technology on reasonable terms. Any delays or the termination or disruption in these relationships as a result of contractual disagreements, operational or financial failures on the part of our vendors and suppliers, or other adverse events that prevent such vendors and suppliers from providing the equipment or services we need, with the level of quality we require, in a timely manner and at reasonable prices, could result in significant costs to us and have a negative effect on our ability to provide services and rollout advanced services. Our ability to replace such vendors and suppliers may be limited and, as a result, our business, financial condition, results of operations and liquidity could be materially adversely affected.

If we experience a significant data security breach or fail to detect and appropriately respond to a significant data security breach, our results of operations and reputation could suffer.

        The nature of our business involves the receipt and storage of information about our customers and employees. We have procedures in place to detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities and to our proprietary business information. If our efforts to protect the security of information about our customers and employees are unsuccessful, a significant data security breach may result in costly government enforcement actions, private litigation and negative publicity resulting in reputation or brand damage with customers, and our financial condition and results of operations could suffer.

A portion of our workforce is represented by labor unions. Collective bargaining agreements can increase our expenses. Labor disruptions could adversely affect our business, financial condition and results of operations.

        As of December 31, 2017, 208 Altice USA full-time employees were covered by collective bargaining agreements (primarily technicians in Brooklyn, New York) with the Communication Workers of America ("CWA"). Optimum and the CWA entered into a collective bargaining agreement in 2015. This agreement was renewed in June 2016 for an additional three-year term. On March 10, 2017, the

International Brotherhood of Electrical Workers ("IBEW") was certified to represent 100 employees in Oakland, New Jersey. We are currently negotiating a collective bargaining agreement with the IBEW relating to these employees and there can be no assurance that we will be able to reach an agreement on terms acceptable to us. The collective bargaining agreements with the CWA and IBEW covering these groups of employees or any other agreements with other unions may increase our expenses. In addition, any disruptions to our operations due to labor related problems could have an adverse effect on our business, financial condition and results of operations.

A significant amount of our book value consists of intangible assets that may not generate cash in the event of a voluntary or involuntary sale.

        At September 30, 2017, we reported approximately $35.4 billion of consolidated total assets, of which approximately $26.4 billion were intangible. Intangible assets primarily included franchises from city and county governments to operate cable systems, goodwill, customer relationships and trade names. While we believe the carrying values of our intangible assets are recoverable, we may not receive any cash in the event of a voluntary or involuntary sale of these intangible assets, particularly if we were not continuing as an operating business. We urge our stockholders to read carefully our consolidated financial statements contained herein, which provide more detailed information about these intangible assets.

We may engage in acquisitions and other strategic transactions and the integration of such acquisitions and other strategic transactions could materially adversely affect our business, financial condition and results of operations.

        Our business has grown significantly as a result of acquisitions, including the Acquisitions, which entail numerous risks including:

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  distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;

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  difficulties in integrating the operations, personnel, products, technologies and systems of acquired businesses;

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  difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of acquired businesses;

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  the potential loss of key employees or customers of the acquired businesses;

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  unanticipated liabilities or contingencies of acquired businesses;

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  unbudgeted costs which we may incur in connection with pursuing potential acquisitions which are not consummated;

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  failure to achieve projected cost savings or cash flow from acquired businesses, which are based on projections that are inherently uncertain;

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  fluctuations in our operating results caused by incurring considerable expenses to acquire and integrate businesses before receiving the anticipated revenues expected to result from the acquisitions; and

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  difficulties in obtaining regulatory approvals required to consummate acquisitions.

        We also participate in competitive bidding processes, some of which may involve significant cable systems. If we are the winning bidder in any such process involving significant cable systems or we otherwise engage in acquisitions or other strategic transactions in the future, we may incur additional debt, contingent liabilities and amortization expenses, which could materially adversely affect our business, financial condition and results of operations. We could also issue substantial additional equity which could dilute existing stockholders.

        If our acquisitions, including the Acquisitions and the integration of the Optimum and Suddenlink businesses, do not result in the anticipated operating efficiencies, are not effectively integrated, or result in costs which exceed our expectations, our business, financial condition and results of operations could be materially adversely affected.

Significant unanticipated increases in the use of bandwidth-intensive Internet-based services could increase our costs.

        The rising popularity of bandwidth-intensive Internet-based services poses risks for our broadband services. Examples of such services include peer-to-peer file sharing services, gaming services and the delivery of video via streaming technology and by download. If heavy usage of bandwidth-intensive broadband services grows beyond our current expectations, we may need to incur more expenses than currently anticipated to expand the bandwidth capacity of our systems or our customers could have a suboptimal experience when using our broadband service. In order to continue to provide quality service at attractive prices, we need the continued flexibility to develop and refine business models that respond to changing consumer uses and demands and to manage bandwidth usage efficiently. Our ability to undertake such actions could be restricted by regulatory and legislative efforts to impose so-called "net neutrality" requirements on broadband communication providers like us that provide broadband services. For more information, see "Regulation—Broadband."

Our business depends on intellectual property rights and on not infringing on the intellectual property rights of others.

        We rely on our patents, copyrights, trademarks and trade secrets, as well as licenses and other agreements with our vendors and other parties, to use our technologies, conduct our operations and sell our products and services. Our intellectual property rights may be challenged and invalidated by third parties and may not be strong enough to provide meaningful commercial competitive advantage. Third parties have in the past, and may in the future, assert claims or initiate litigation related to exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are relevant to us. These assertions have increased over time as a result of our growth and the general increase in the pace of patent claims assertions, particularly in the United States. Because of the existence of a large number of patents in the networking field, the secrecy of some pending patents and the rapid rate of issuance of new patents, we believe it is not possible to determine in advance whether a product or any of its components infringes or will infringe on the patent rights of others. Asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers or customers, alleging infringement of their proprietary rights with respect to our existing or future products and/or services or components of those products and/or services.

        Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to modify our business, develop a non-infringing technology, be enjoined from use of certain intellectual property, use alternate technology or enter into license agreements. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers. Furthermore, because of the potential for high court awards that are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, if we are required to indemnify a customer with respect to a claim against the customer, or if we fail to modify our business, develop non-infringing technology, use alternate technology or license the proprietary rights on commercially reasonable terms and conditions, our business, financial condition and results of operations could be materially adversely affected.

We may be liable for the material that content providers distribute over our networks.

        The law relating to the liability of private network operators for information carried on, stored or disseminated through their networks is still unsettled. As such, we could be exposed to legal claims relating to content disseminated on our networks. Claims could challenge the accuracy of materials on our network or could involve matters such as defamation, invasion of privacy or copyright infringement. If we need to take costly measures to reduce our exposure to these risks or are required to defend ourselves against such claims, our business, reputation, financial condition and results of operations could be materially adversely affected.

If we are unable to retain key employees, our ability to manage our business could be adversely affected.

        Our operational results have depended, and our future results will depend, upon the retention and continued performance of our management team. The competitive environment for management talent in the broadband communications industry could adversely impact our ability to retain and hire new key employees for management positions. The loss of the services of key members of management and the inability or delay in hiring new key employees could adversely affect our ability to manage our business and our future operational and financial results.

Impairment of Altice Group's or Mr. Drahi's reputation could adversely affect current and future customers' perception of Altice USA.

        Our ability to attract and retain customers depends, in part, upon the external perceptions of Altice Group's and Mr. Drahi's reputation and the quality of Altice Group's products and its corporate and management integrity. The broadband communications and video services industry is by its nature more prone to reputational risks than other industries. This has been compounded in recent years by the free flow of unverified information on the Internet and, in particular, on social media. Impairment, including any loss of goodwill or reputational advantages, of Altice Group's or Mr. Drahi's reputation in markets in which we do not operate could adversely affect current and future customers' perception of Altice USA.

Macroeconomic developments may adversely affect our business.

        Our performance is subject to global economic conditions and the related impact on consumer spending levels. Continued uncertainty about global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit, unemployment, negative financial news, and/or declines in income or asset values, which could have a material negative effect on demand for our products and services. As our business depends on consumer discretionary spending, our results of operations are sensitive to changes in macroeconomic conditions. Our customers may have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, increased fuel and energy costs, higher interest rates, higher taxes, reduced access to credit, and lower home values. These and other economic factors could adversely affect demand for our products, which in turn could adversely affect our financial condition and results of operations.

Online piracy of entertainment and media content could result in reduced revenues and increased expenditures which could materially harm our business, financial condition and results of operations.

        Online entertainment and media content piracy is extensive in many parts of the world and is made easier by technological advances. This trend facilitates the creation, transmission and sharing of high quality unauthorized copies of entertainment and media content. The proliferation of unauthorized copies of this content will likely continue, and if it does, could have an adverse effect on our business, financial condition and results of operations because these products could reduce the revenue we receive for our products. Additionally, in order to contain this problem, we may have to implement elaborate and costly security and antipiracy measures, which could result in significant expenses and losses of revenue. There can be no assurance that even the highest levels of security and anti-piracy measures will prevent piracy.

The AMC Networks Distribution could result in significant tax liability.

        We have received private letter rulings from the Internal Revenue Service (the "IRS") to the effect that, among other things, the AMC Networks Distribution (whereby Optimum distributed to its stockholders all of the outstanding common stock of AMC Networks, a company which consisted principally of national programming networks, including AMC, WE tv, IFC and Sundance Channel, previously owned and operated by Optimum) and certain related transactions, will qualify for tax-free treatment under the Code.

        Although a private letter ruling from the IRS generally is binding on the IRS, if the factual representations or assumptions made in the letter ruling request are untrue or incomplete in any material respect, we will not be able to rely on the ruling. Furthermore, the IRS will not rule on whether a distribution satisfies certain requirements necessary to obtain tax-free treatment under the Code. Rather, the ruling is based upon our representations that these conditions have been satisfied, and any inaccuracy in such representations could invalidate the ruling.

        If the AMC Networks Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes, then, in general, we would be subject to tax as if we had sold the AMC Networks common stock, as the case may be, in a taxable sale for its fair value. Optimum stockholders at the time of the distribution would be subject to tax as if they had received a distribution equal to the fair value of AMC Networks common stock that was distributed to them, which generally would be treated as a taxable dividend. It is expected that the amount of any such taxes to Optimum's stockholders and us would be substantial.

Risk Factors Relating to Regulatory and Legislative Matters

Our business is subject to extensive governmental legislation and regulation, which could adversely affect our business, increase our operational and administrative expenses and limit our revenues.

        Regulation of the cable, telephone, and broadband industries imposes operational and administrative expenses and limits their revenues. The Company operates in all of these industries and is therefore subject to, among other things:

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  rules governing the provisioning and marketing of cable equipment and compatibility with new digital technologies;

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  rules and regulations relating to data protection and customer and employee privacy;

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  rules establishing limited rate regulation of video service;

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  rules governing the copyright royalties that must be paid for retransmitting broadcast signals;

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  rules governing when a cable system must carry a particular broadcast station and when it must first obtain retransmission consent to carry a broadcast station;

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  rules governing the provision of channel capacity to unaffiliated commercial leased access programmers;

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  rules limiting the ability to enter into exclusive agreements with MDUs and control inside wiring;

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  rules for cable franchise renewals and transfers;

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  other requirements covering a variety of operational areas such as equal employment opportunity, emergency alert systems, disability access, technical standards and customer service and consumer protection requirements;

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  rules, regulations and regulatory policies relating to the provision of broadband service, including "net neutrality" requirements; and

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  rules, regulations and regulatory policies relating to the provision of telephony services.

        Many aspects of these regulations are currently the subject of judicial proceedings and administrative or legislative proposals. There are also efforts to amend or expand the federal, state and local regulation of some of our cable systems, which may compound the regulatory risks we already face, and proposals that might make it easier for our employees to unionize. The Permanent Internet Tax Freedom Act prohibits many taxes on Internet access service, but certain states and localities are considering new taxes and fees on our provision of cable, broadband, and telecommunications taxes that could increase operating expenses. Certain states are also considering adopting energy efficiency regulations governing the operation of equipment that we use, which could constrain innovation. Congress periodically considers whether to rewrite the entire Communications Act of 1934, as amended (the "Communications Act") to account for changes in the communications marketplace or to adopt more focused changes. In response to recent data breaches and increasing concerns regarding the protection of consumers' personal information, Congress, states, and regulatory agencies are considering the adoption of new privacy and data security laws and regulations that could result in additional privacy, as well as network and information security, requirements for our business. These new laws, as well as existing legal and regulatory obligations, could require significant expenditures.

        Additionally, there have been statements by federal government officials indicating that some laws and regulations applicable to our industry may be repealed or modified in a way that could be favorable to us and our competitors. There can be no assurance that any such repeal or modification will be beneficial to us or will not be more beneficial to our current and future competitors.

Our cable system franchises are subject to non-renewal or termination. The failure to renew a franchise in one or more key markets could adversely affect our business.

        Our cable systems generally operate pursuant to franchises, permits and similar authorizations issued by a state or local governmental authority controlling the public rights-of-way. Some franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and monetary penalties for non-compliance. In many cases, franchises are terminable if the franchisee fails to comply with significant provisions set forth in the franchise agreement governing system operations. Franchises are generally granted for fixed terms and must be periodically renewed. Franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate. Franchise authorities often demand concessions or other commitments as a condition to renewal. In some instances, local franchises have not been renewed at expiration, and we have operated and are operating under either temporary operating agreements or without a franchise while negotiating renewal terms with the local franchising authorities.

        As of September 30, 2017, one of our largest franchises, the Town of Hempstead, New York, comprising an aggregate of approximately 85,000 pay television customers, was expired. We are currently lawfully operating in the Town of Hempstead, New York franchise area under temporary authority recognized by the State of New York. Lightpath holds a franchise from New York City that expired on December 20, 2008 and the renewal process is ongoing. We believe New York City is treating the expiration date of this franchise as extended until a formal determination on renewal is made, but there can be no assurance that we will be successful in renewing this franchise on anticipated terms or at all. We expect to renew or continue to operate under all or substantially all of our franchises.

        The traditional cable franchising regime is currently undergoing significant change as a result of various federal and state actions. Some state franchising laws do not allow incumbent operators like us to immediately opt into favorable statewide franchising as quickly as new entrants, and often require us to retain certain franchise obligations that are more burdensome than those applied to new entrants.

        We cannot assure our stockholders that we will be able to comply with all significant provisions of our franchise agreements and certain of our franchisors have from time to time alleged that we have not complied with these agreements. Additionally, although historically we have renewed our franchises without incurring significant costs, we cannot assure our stockholders that we will be able to renew, or to renew on terms as favorable, our franchises in the future. A termination of or a sustained failure to renew a franchise in one or more key markets could adversely affect our business in the affected geographic area.

Our cable system franchises are non-exclusive. Accordingly, local and state franchising authorities can grant additional franchises and create competition in market areas where none existed previously, resulting in overbuilds, which could adversely affect our results of operations.

        Cable systems are operated under non-exclusive franchises historically granted by local authorities. More than one cable system may legally be built in the same area, which is referred to as an overbuild. It is possible that a franchising authority might grant a second franchise to another cable operator and that such franchise might contain terms and conditions more favorable than those afforded to us. Although entry into the cable industry involves significant cost barriers and risks, well-financed businesses from outside the cable industry, such as online service providers, or public utilities that already possess fiber optic and other transmission lines in the areas they serve, may over time become competitors. In addition, there are a few cities that have constructed their own cable systems, in a manner similar to city-provided utility services, and private cable companies not affiliated with established local exchange carriers have also demonstrated an interest in constructing overbuilds. We believe that for any potential competitor to be successful, such competitor's overbuild would need to be able to serve the homes and businesses in the overbuilt area with equal or better service quality, on a more cost-effective basis than we can.

        In some cases, local government entities and municipal utilities may legally compete with us without securing a local franchise or on more favorable franchise terms. In recent years, federal legislative and regulatory proposals have sought to facilitate the ability of municipalities to construct and deploy broadband facilities that could compete with our cable systems. In addition, certain telephone companies have sought or are seeking authority to operate in communities without first obtaining a local franchise. As a result, competing operators may build systems in areas in which we hold franchises. The FCC has adopted rules that streamline entry for new competitors (including those affiliated with telephone companies) and reduce franchising burdens for these new entrants. The FCC subsequently extended more modest relief to incumbent cable operators like the Company, but a recent federal court decision curtailed a portion of this relief that relates to the cap on in-kind payments to franchising authorities. At the same time, a substantial number of states have adopted franchising laws designed to streamline entry for new competitors, and they often provide advantages for these new entrants that are not immediately available to existing operators.

        We believe the markets we serve are not significantly overbuilt. However, the FCC and some state regulatory commissions direct certain subsidies to entities deploying broadband to areas deemed to be "unserved" or "underserved." Many other organizations have applied for and received these funds, including broadband services competitors and new entrants into such services. We have generally opposed such subsidies when directed to areas that we serve and have deployed broadband capable networks. Despite those efforts, we could be placed at a competitive disadvantage if recipients use these funds to subsidize services that compete with our broadband services.

Local franchising authorities have the ability to impose additional regulatory constraints on our business, which could reduce our revenues or increase our expenses.

        In addition to the franchise agreement, local franchising authorities in some jurisdictions have adopted cable regulatory ordinances that further regulate the operation of cable systems. This additional regulation increases the cost of operating our business. For example, some local franchising authorities impose minimum customer service standards on our operations. There are no assurances that the local franchising authorities will not impose new and more restrictive requirements.

Further regulation of the cable industry could restrict our marketing options or impair our ability to raise rates to cover our increasing costs.

        The cable industry has operated under a federal rate regulation regime for more than three decades. Currently, rate regulation by franchising authorities is strictly limited to the basic service tier and associated equipment and installation activities. A franchising authority that wishes to regulate basic cable service offered by a particular cable system must certify and demonstrate that the cable system is not subject to "effective competition" as defined by federal law. Our franchise authorities have not certified to exercise this limited rate regulation authority. If any of our local franchising authorities obtain certification to regulate rates, they would have the power to reduce rates and order refunds on the rates charged for basic service and equipment, which could reduce our revenues. The FCC and Congress also continue to be concerned that cable rate increases are exceeding inflation. It is possible that either the FCC or Congress will adopt more extensive rate regulation for our pay television services or regulate our other services, such as broadband and telephony services, which could impede our ability to raise rates, or require rate reductions. To the extent we are unable to raise our rates in response to increasing costs, or are required to reduce our rates, our business, financial condition, results of operations and liquidity will be materially adversely affected. There has been legislative and regulatory interest in requiring cable operators to offer historically bundled programming services on an à la carte basis. It is possible that new marketing restrictions could be adopted in the future. These restrictions could affect how we provide, and limit, customer equipment used in connection with our services and how we provide access to video programming beyond conventional cable delivery.

        There also continues to be interest at the FCC and in Congress in proposals that would allow subscribers to receive cable service without having to rent a set-top box from their cable operator. These proposals could, if adopted, adversely affect our relationship with our customers and programmers and our operations. It is also possible that regulations will be adopted affecting the negotiations between MVPDs (like us) and programmers. While these regulations might provide us with additional rights and protections in our programming negotiations, they might also limit our flexibility in ways that adversely affect our operations.

We may be materially adversely affected by regulatory changes related to pole attachment costs.

        Pole attachments are cable wires that are attached to utility poles. Cable system pole attachments to utility poles historically have been regulated at the federal or state level, generally resulting in favorable pole attachment rates for attachments used to provide cable service. Any changes in the current pole attachment approach could result in a substantial increase in our pole attachment costs.

Changes in channel carriage regulations could impose significant additional costs on us.

        Cable operators also face significant regulation affecting the carriage of broadcast and other programming channels. We can be required to devote substantial capacity to the carriage of programming that we might not otherwise carry voluntarily, including certain local broadcast signals; local public, educational and governmental access programming; and unaffiliated, commercial leased access programming (channel capacity designated for use by programmers unaffiliated with the cable operator). Regulatory changes in this area could disrupt existing programming commitments, interfere with our preferred use of limited channel capacity and limit our ability to offer services that would maximize our revenue potential. It is possible that other legal restraints will be adopted limiting our discretion over programming decisions.

Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.

        On February 26, 2015, the FCC adopted a new "network neutrality" or Open Internet order (the "2015 Order") that: (1) reclassified broadband Internet access service as a Title II common carrier service, (2) applied certain existing Title II provisions and associated regulations; (3) forbore from applying a range of other existing Title II provisions and associated regulations, but to varying degrees indicated that this forbearance may be only temporary and (4) issued new rules expanding disclosure requirements and prohibiting blocking, throttling, paid prioritization and unreasonable interference with the ability of end users and edge providers to reach each other. The 2015 Order also subjected broadband providers' Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. The 2015 Order could limit our ability to efficiently manage our cable systems and respond to operational and competitive challenges. In December 2017, the FCC adopted an order (the "2017 Order") that in large part reverses the 2015 Order. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it. Additionally, Congress and some states are considering legislation that may codify "network neutrality" rules.

Offering telephone services may subject us to additional regulatory burdens, causing us to incur additional costs.

        We offer telephone services over our broadband network and continue to develop and deploy interconnected VoIP services. The FCC has ruled that competitive telephone companies that support VoIP services, such as those that we offer to our customers, are entitled to interconnect with incumbent providers of traditional telecommunications services, which ensures that our VoIP services can operate in the market. However, the scope of these interconnection rights are being reviewed in a current FCC proceeding, which may affect our ability to compete in the provision of telephony services or result in additional costs. It remains unclear precisely to what extent federal and state regulators will subject VoIP services to traditional telephone service regulation. Expanding our offering of these services may require us to obtain certain authorizations, including federal and state licenses. We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us. The FCC has already extended certain traditional telecommunications requirements, such as E911 capabilities, Universal Service Fund contribution, Communications Assistance for Law Enforcement Act ("CALEA"), measures to protect Customer Proprietary Network Information, customer privacy, disability access, number porting, battery back-up, network outage reporting, rural call completion reporting and other regulatory requirements to many VoIP providers such as us. If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs and may otherwise materially adversely impact our operations. In 2011, the FCC released an order significantly changing the rules governing intercarrier compensation for the origination and termination of telephone traffic between interconnected carriers. These rules have resulted in a substantial decrease in interstate compensation payments over a multi-year period. The FCC is currently considering additional reforms that could further reduce interstate compensation payments. Further, although the FCC recently declined to impose additional regulatory burdens on certain point to point transport ("special access") services provided by cable companies, that FCC decision has been appealed by multiple parties. If those appeals are successfully, there could be additional regulatory burdens and additional costs placed on these services.

We may be materially adversely affected by regulatory, legal and economic changes relating to our physical plant.

        Our systems depend on physical facilities, including transmission equipment and miles of fiber and coaxial cable. Significant portions of those physical facilities occupy public rights-of-way and are subject to local ordinances and governmental regulations. Other portions occupy private property under express or implied easements, and many miles of the cable are attached to utility poles governed by pole attachment agreements. No assurances can be given that we will be able to maintain and use our facilities in their current locations and at their current costs. Changes in governmental regulations or changes in these relationships could have a material adverse effect on our business and our results of operations.

Certain aspects of the Tax Reform Bill could have an adverse impact on us or our stockholders

        On December 20, 2017, the U.S. Congress passed the Tax Cuts and Jobs Act (H.R. 1) (the "Tax Reform Bill"), and on December 22, 2017, President Trump signed the Tax Reform Bill into law. The Tax Reform Bill makes significant changes to the U.S. federal income tax rules applicable to both individuals and entities, including corporations. The details of any forthcoming regulations or guidance in connection with the Tax Reform Bill are uncertain and could have an adverse impact on our business and financial condition or on our stockholders. Our stockholders should consult with their tax advisors with respect to the potential effects of the Tax Reform Bill on their investment in our common stock.

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